AMENDMENT TO PRE-FUNDED COMMON STOCK PURCHASE WARRANTS
TURTLE BEACH CORPORATION

This First Amendment (this “Agreement”) to those Pre-Funded Common Stock Purchase Warrants, dated as of April 23, 2018 (the “Warrant Agreements”), by and between Turtle Beach Corporation., a Nevada corporation (the “Company”), and each of the holders named on the signature page hereto (collectively the “Holders”), is entered into as of March 30, 2019, by and among the Company and the Holders. Capitalized terms used herein that are not otherwise defined shall have the meanings set forth in the Warrant Agreements.
RECITALS:
WHEREAS, on the date hereof, the Holders are the record and beneficial owners of prefunded warrants originally issued April 23, 2018 to purchase an aggregate 550,000 shares of Common Stock of the Company pursuant to the Warrant Agreements; and
WHEREAS, the parties desire to make certain amendments to the terms of such Warrant Agreements as set forth herein.
NOW, THEREFORE, the parties hereto hereby agree as follows:
1.    Amendment to Warrant. Section 3(e) of each of the Warrant Agreement is hereby replaced in its entirety with the following:
e) Fundamental Transaction.
(1) If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a stock split, combination or reclassification of shares of Common Stock covered by Section 3(a) above), or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding the foregoing, in the event of a Change of Control (as defined below), at the request of the Holder delivered before the 30th day after such Change of Control, the Company (or the Successor Entity (as defined)) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Business Days after such request (or, if later, on the effective date of the Change of Control), an amount equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the effective date of such Change of Control, payable in cash; provided, however, that, if the Change of Control is not within the Company's control, including not approved by the Company's Board of Directors, Holder shall only be entitled to receive from the Company or any Successor Entity, as of the date of consummation of such Change of Control, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Change of Control, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Change of Control. “Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respect, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (iii) a merger in connection with a bona fide acquisition by the Company of any Person in which (x) the gross consideration paid, directly or indirectly, by the Company in such acquisition is not greater than 20% of the Company’s market capitalization as calculated on the date of the consummation of such merger and (y) such merger does not contemplate a change to the identity of a majority of the board of directors of the Company. Notwithstanding anything herein to the contrary, any transaction or series of transaction that, directly or indirectly, results in the Company or the Successor Entity not having Common Stock or common stock, as applicable, registered under the Exchange Act and listed on an Eligible Market (as defined below) shall be deemed a Change of Control. “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a five-year period, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to five years from the date of the public announcement of the applicable Fundamental Transaction. “Eligible Market” means The NASDAQ Capital Market, the NYSE American LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The New York Stock Exchange, Inc. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds within five Business Days of the Holder’s election (or, if later, on the effective date of the Fundamental Transaction). The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

2.     This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
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(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

CORPORATION:

TURTLE BEACH

By:	/s/ John Hanson
Name: John Hanson
Title: Chief Financial Officer

[Signature Page to First Amendment to Pre-Funded Common Stock Purchase Warrant]

HOLDER:

SPECIAL SITUATIONS CAYMAN FUND, L.P.

By:	/s/ Adam Stettner
Name: Adam Stettner
Title: Partner

[Signature Page to First Amendment to Pre-Funded Common Stock Purchase Warrant]

HOLDER:

SPECIAL SITUATIONS FUND III QP, L.P.

By:	/s/ Adam Stettner
Name: Adam Stettner
Title: Partner

[Signature Page to First Amendment to Pre-Funded Common Stock Purchase Warrant]

HOLDER:

SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

By:	/s/ Adam Stettner
Name: Adam Stettner
Title: Partner

[Signature Page to First Amendment to Pre-Funded Common Stock Purchase Warrant]

HOLDER:

SPECIAL SITUATIONS TECHNOLOGY FUND, L.P.

By:	/s/ Adam Stettner
Name: Adam Stettner
Title: Partner

[Signature Page to First Amendment to Pre-Funded Common Stock Purchase Warrant]

HOLDER:

SPECIAL SITUATIONS TECHNOLOGY FUND II, L.P.

By:	/s/ Adam Stettner
Name: Adam Stettner
Title: Partner

[Signature Page to First Amendment to Pre-Funded Common Stock Purchase Warrant]